                             FIRST AMENDMENT TO THE

                            ASSET PURCHASE AGREEMENT

                    BETWEEN JAMES RIVER PAPER COMPANY, INC.

            AND THE FONDA GROUP, INC. AND NEWCO DATED MARCH 22, 1996


This First Amendment ("First Amendment") to the Asset Purchase Agreement between James River Paper Company, Inc. and The Fonda Group, Inc. and Newco dated March 22, 1996 (the "Agreement"), dated May 6, 1996, is agreed between the James River Paper Company, Inc. ("James River"), The Fonda Group, Inc. ("Fonda") and Creative Expressions Group, Inc., formerly known as Creative Expressions, Inc. and referred to in the Agreement as Newco ("Creative Expressions") and sets forth modifications to the Agreement intended by the parties, and other than as expressly set forth herein, the Agreement is hereby ratified and confirmed and shall remain unchanged in all other respects.

The parties hereto agree as follows:

1. Article 1.01 shall be modified by the insertion of new definitions as follows:

"Deferred Licensed Inventory" shall have the meaning set forth in Article 4.02(e)."

"Deferred Real Property" shall have the meaning set forth in Article 4.02(f)."

"Long Beach Lease" shall mean a lease dated January 29, 1988 between James River-Norwalk, Inc. as Lessee, predecessor in interest to James River Paper Company, inc. and Richard A. McDonald as Lessor, for property and plant located at 18554 Susana Road, Rancho Dominguez, California, as amended from time to time in which is located the Long Beach Business."

2. The definition of "Inventory" shall be modified by the revision of the second sentence in such definition as follows:

"Notwithstanding the foregoing, the term Inventory shall not include in respect of the Long Beach Business (i) roll stock and work in progress at Long Beach held for production of, and finished, colored napkins and (ii) finished goods and work in progress relating to the Club Business products (the "Excluded Inventory")."

3. Article 3.01(a)(ii) shall be modified by the insertion after the words "any other lease", a parenthetical as follows:

"(other than the Long Beach Lease)"

4. Article 4.02(b) (i) is modified to provide for a $7,000,000 Senior Subordinated Note in the form of Exhibit C. Exhibit C is modified to provide for an interest rate of 10 percent per annum and to permit deferral of interest payments for four years instead of five.

5. Article 4.02 (b) (ii) is modified to provide for a $2,000,000 Senior Subordinated Note in the form of Exhibit D.

6. Article 4.02(b)(iv)(x) is modified by the insertion of the following words after "Audited Financial Statements":

"less the book value of the Deferred Real Property"

7. Article 4.02(b)(iv)(x)(2) is modified by the insertion of the following language after the words "Audited Financial Statements":

"less the total value of the Deferred Licensed Inventory"

8. Article 4.02 is modified by the insertion of a new subarticle (e) as follows:

"(e) There shall be deducted from the amount called for in Article 4.02(b)(iv) an amount (the "Deferred License Inventory Amount") equal to Seller's book value of the CEG Inventory on the Closing Date of those products for which Seller has been unable as of the Closing Date to provide a licensor's written consent ("Licensor Consent") to the assignment to Buyer of the applicable License Agreement identified on Schedule 6.12 to this Agreement (the "Deferred Licensed Inventory"). These amounts, listed specifically by licensor on
Schedule 4.02(e), shall be paid by Buyer to Seller in immediately available funds thirty days after Seller produces to Buyer the respective Licensor's Consent. Seller shall diligently pursue the assignments of such licenses and Buyer shall do nothing to interfere with the Seller's efforts, and shall cooperate in any reasonable manner in such pursuit. Seller shall have no authority to commit Buyer to any changes in the terms of any such license. No action by the Buyer, such as discontinuance of the designs in question, disposal of such Deferred Licensed Inventory, or other decision which Buyer may make in regards to the Deferred Licensed Inventory shall diminish the payments called for herein. Any Deferred Licensed Inventory for which Seller is unable to produce a Licensor's Consent during the term of the respective license shall be deducted from the Purchase Price."

9. Article 4.02 is further modified by the insertion of a new Sub Article (f) as follows:

"(f) As called for in Article 4.02(b)(iv)(x), on the Closing Date there shall be deducted from the Purchase Price the sum of Six Hundred Thirty Thousand Dollars and No Cents ($630,000.00) which is Seller's book value of Parcels II, III, IV and V shown on the Survey of property located in Indianapolis, Indiana prepared by Arthur F. Haufler, Inc. (the "Deferred Real Property") delivered pursuant to this Agreement by Seller to Buyer. Buyer hereby agrees to accept a Special Warranty Deed in the form attached hereto as Exhibit S conveying the Deferred Real Property and to pay to Seller the sum of Five Hundred Thousand Dollars and No Cents ($500,000.00) in immediately available funds within thirty days after Seller has provided to Buyer reasonable evidence that it has complied with the obligations undertaken by Seller in Article 6.05(b). This obligation shall survive this Agreement indefinitely."

10. Intentionally omitted.

11. Article 5.01 is amended to insert after the last word of the first sentence in such Article:

" a Sandwich Bag Supply Agreement ("Sandwich Bag Agreement") substantially in the form of Exhibit N hereto; a Consigned Inventory Agreement ("Consigned Inventory Agreement") substantially in the form of Exhibit O hereto; a Printed Plate Stock Supply Agreement ("Plate Agreement") substantially in the form of Exhibit P hereto; an Immunity From Suit statement from James River Paper Company, Inc. to Creative Expressions substantially in the form of Exhibit Q hereto"; a Napkin Supply Agreement ("Napkin Agreement") substantially in the form of Exhibit R hereto; a deed to the Deferred Real Property ("Deferred Property Deed") substantially in the form of Exhibit S hereto; and a Lease for the Deferred Real Property in the form of Exhibit T hereto."

12. Article 6.05 is amended to redesignate the existing Article 6.05 as Article 6.05(a) and to insert a new Article 6.05(b) as follows:

"Seller hereby agrees to remove from the Deferred Real Property three gasoline tanks and one heating fuel oil tank as described in an ENSR Report to Seller and to remediate soil and/or water contamination associated with those tanks and the "stained soil" north and east of the auto body shop and east of The Gold Warehouse in said report to reasonable compliance with Environmental Laws ("Completion"). Such removal and remediation shall be commenced within sixty days of the Closing and shall be conducted diligently by the Seller until

Completion. Seller shall bear all costs and expenses and Environmental Liabilities arising from the activities set forth in this Article 6.05(b)."

13. Article 8.22 is added as an amendment to Article 8 as follows:

"8.22 Use of James River Names (a) On or before 180 days following the Closing, Buyer (i) remove all names, logos or marks which include the words "James River", "James River Corporation", "Dixie" "JR", or "JRC" (the "Designations") from or render the same illegible on all dyes, molds and printing plates used by Buyer or their successors or assigns, and shall discontinue production of any asset or any material bearing those Designations. Buyer shall be permitted to use the Designations with respect to packaging, Inventory or work-in-progress or finished goods on which such Designations are imprinted or affixed up to and including the day preceding the second anniversary of the Closing. Buyer shall use reasonable efforts to sell such Inventory within twenty-four months of the Closing. At the end of the twenty-four month period, an executive officer of Buyer shall notify Seller that the obligations set forth herein regarding the Designations have been met. Except as expressly permitted in this Article 8.22, neither Buyer nor any of its affiliates shall use the Designations or any confusingly similar mark or name; (b) the license granted herein shall be royalty-free and non-exclusive and shall be limited to those products which bear or upon which production equipment prints the Designations as of the Closing; (c) Seller shall have the right to control the quality of all the products with which the either licensee uses each mark and both licensees agree that the standard of quality for such products shall equal or exceed the standard of quality for such products at the date of the Closing;
(d) Seller shall have the right to make reasonable inspections of the processes and materials of manufacture used by either licensee from time to time to assure the consistent level of quality required hereby; (e) Buyer hereby agrees that nothing herein shall grant to Buyer any right, title or interest in the trademarks and designations subject to this license and that any goodwill resulting from or relating to use of the marks shall inure to the benefit of Seller; (f) if, in its reasonable judgment, Seller determines that Buyer or its successors or permitted assigns have failed to maintain the quality standards called for herein, Seller shall give Buyer notice of breach, and if within thirty days the breach has not been cured, Seller may terminate the license granted herein without further notice; (g) the licenses granted herein shall not be assigned, transferred or sublicensed without the express prior written approval of Seller, which may be withheld in its sole discretion; provided, however, that Seller hereby consents to the assignment of the licenses granted hereby to each of The CIT Group/Credit Finance, Inc. and the IBJ Schroder Bank & Trust Company, as Agent, and on the condition that such assignees, and any of their respective further assignees (which further assignments shall be subject to Seller's prior written approval) shall agree in writing to be bound by the terms set forth herein."

14. Article 9.01 is revised to read:

"9.01 Transferred Employees. Attached hereto as Schedule 9.01(a) is a list of employees who are employed by Seller engaged in the operations of the Business, as of the most recent date preceding this Agreement. As of the Closing, Buyer shall offer (i) employment with Buyer to all union employees who are employed by Seller in connection with the operations of the Business immediately before the Closing; and (ii) employment with Buyer to such non-union employees who are employed by Seller in connection with the operations of the Business as Buyer shall elect in its sole discretion. Prior to the Closing, Buyer shall provide to Seller a list of inactive union employee and active non-union employees to whom Buyer does not intend to offer employment, and such list shall be attached hereto as Schedule 9.01(b). Seller shall provide to Buyer a list of all union and non-union employees engaged in the operations of the Business as of the Closing and delete therefrom those employees set forth on Schedule 9.01(b), and the resulting list shall be attached hereto as Schedule 9.01(c). The employees who appear on Schedule 9.01(c) shall become employees of Buyer as of the Closing and are hereinafter referred to as "Transferred Employees". Any employee engaged in the operations of the Business who is inactive as of the Closing shall become a Transferred Employee as of the date such employee commences active employment with Buyer, which decision shall be and in all respects is within the discretion of Buyer. Seller hereby agrees that for a period of three (3) years following the Closing Date, neither Seller nor any Affiliate of Seller shall employ any Transferred Employee. Notwithstanding the foregoing, Seller shall have the right to employ any non-union employee who is not set forth on Schedule 9.01(C).

15. Article 9.05 (b) is revised by the insertion of a new sentence as follows:

"Buyer shall not impose on Transferred Employees pre-existing condition provisions, proof of insurability requirements, or any similar conditions or requirements which would delay commencement of Transferred Employees' participation in or limit Transferred Employees' level of coverage under any of Buyer's welfare benefit plans (within the meaning of Article 3 (1) of ERISA)."

16. Article 12.03 shall be modified by the addition of a new sub Article 12.03(xiii) as follows:

    "(xiii) an executed lease in the form attached herto as Exhibit T"

17. All references in Article 14.01 to April 30, 1996 shall be changed to May 31, 1996.

18. The parties acknowledge that Creative Expressions have only recently changes its corporate name from Creative Expressions, Inc. to Creative Expressions Group, Inc. and agree that all documents making reference to, or executed by, "Creative Expressions, Inc." shall equally refer to, and be deemed to have been executed in the name of, "Creative Expressions Group, Inc.".

19. The name James River Corporation appearing in the signature block on the signature page of the Asset Purchase Agreement is intended to mean and to refer to James River Paper Company, Inc. and is hereby replaced by the name James River Paper Company, Inc."

20. The Closing shall be deemed to have occurred as of 11:59 P.M. eastern daylight savings time on, and the Closing Date shall be deemed to be, May 5, 1996.

In all other respects, the Asset Purchase Agreement is ratified and confirmed and remains unchanged.

The Fonda Group, Inc.                       James River Paper Company, Inc.

By /s/ Thomas Uleau                         By /s/ Lud H. Kimbrough, III
  --------------------------------            --------------------------------
       Thomas Uleau                                Lud H. Kimbrough, III
Title: Executive Vice President             Title: Vice President

Creative Expressions Group, Inc.

By /s/ Thomas Uleau
  --------------------------------
       Thomas Uleau
Title: Executive Vice President